Exhibit 10.1

AMENDMENT

TO THE

UNIFI, INC. SUPPLEMENTAL KEY EMPLOYEE RETIREMENT PLAN

WHEREAS, Unifi, Inc. established the Unifi, Inc. Supplemental Key Employee Retirement Plan (the “Plan”), an unfunded supplemental retirement plan for the purpose of providing supplemental retirement benefits to a select group of management employees;

WHEREAS the Plan was originally effective as of July 26, 2006 and was amended effective as of January 1, 2009; and

WHEREAS, Unifi, Inc. now desires to amend the Plan to change the investment fund used to adjust Plan account balances.

NOW, THEREFORE, Unifi, Inc. does hereby amend the Plan, effective as of December 31, 2017, as follows:

1.Section 4.2(b) is amended in its entirety to read as follows:

“(b)Account Adjustments.  Each Participant’s SERP Account shall be adjusted for each Valuation Period as if such SERP Account had been invested in the Vanguard Federal Money Market Fund (VMFXX).”

2.Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned authorized officer of the Company has executed this instrument on behalf of the Participating Employers as of the 23rd day of January, 2018.

UNIFI, INC.

By: /s/ John D. Vegas
Name: John D. Vegas
Title: Executive Vice President and
Chief Human Resources Officer